Exhibit 10.90

EXECUTION VERSION

FOURTH AMENDMENT TO
TERM LOAN CREDIT AGREEMENT

FOURTH AMENDMENT TO TERM LOAN CREDIT AGREEMENT (this “Amendment”) dated as of February 26, 2018 (the “Fourth Amendment Effective Date”), among
SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”),
SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”), the Guarantors listed on the signature page hereto (the “Guarantors”), the Lenders party to the Credit Agreement (as defined below), and
JPP, LLC, as Administrative Agent and collateral administrator (the “Agent”), in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, the Lenders party thereto, the Guarantors party thereto and the Agent are party to that certain Term Loan Credit Agreement, dated as of January 4, 2018 (as amended by (i) that certain Term Increase Amendment No. 1 to the Term Loan Credit Agreement, dated as of January 19, 2018, (ii) that certain Amendment to Term Loan Credit Agreement, dated as of January 29, 2018, and (iii) that certain Third Amendment to Term Loan Agreement dated as of February 7, 2018, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrowers may obtain additional term loans by, among other things, entering into a Term Increase Document in accordance with the terms and conditions of the Credit Agreement;

WHEREAS, the Borrowers have hereby notified the Agent that they are requesting the establishment of a Tranche A Term Increase in an aggregate principal amount of $40,000,000 (the “Additional Term Increase” and the commitments related thereto, the “Additional Term Increase Commitments”) pursuant to Section 2.18(a) of the Credit Agreement;

WHEREAS, the Borrowers have requested the Credit Agreement be amended as set forth in this Amendment;

WHEREAS, the Persons party to this Amendment as lenders with respect to the Additional Term Increase (such Persons and any permitted assignees thereof, the “Term Increase Lenders”)

have indicated their willingness to lend such Additional Term Increase on the terms and subject to the conditions herein; and

WHEREAS, each party that executes this Amendment has agreed to the terms of this Amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

Section 1.Defined Terms; References. Capitalized terms used but not defined herein have the meaning provided in the Credit Agreement. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement“ and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment is a “Term Increase Document” and a “Loan Document”, in each case, as defined under the Credit Agreement.
Section 2.Term Increase.
(a)    Subject to the terms and conditions set forth herein, each Term Increase Lender severally agrees to make available its portion of the Additional Term Increase to the Borrowers on the Fourth Amendment Effective Date (as defined below) in the amount of such Term Increase Lender’s Additional Term Increase Commitment as set forth on Schedule A hereto. Pursuant to Section 2.18(b) of the Credit Agreement, the Term Increase shall be “Loans”, “Term Loans”, and “Tranche A Term Loans” for all purposes under the Credit Agreement and each of the other Loan Documents and shall have terms identical to the Tranche A Term Loans outstanding under the Credit Agreement immediately prior to the date hereof (the “Existing Tranche A Term Loans”).
(b)    Each Term Increase Lender acknowledges and agrees that upon the Fourth Amendment Effective Date, such Term Increase Lender shall be a “Lender”, “Term Lender” and a “Tranche A Term Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and Tranche A Term Lender thereunder.
Section 3.Credit Agreement Governs. Except as set forth in this Amendment, the Additional Term Increase shall have identical terms as the Existing Tranche A Term Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Tranche A Term Lenders, of the Credit Agreement and the other Loan Documents, each reference to a “Loan”, “Loans”, “Term Loan”, “Term Loans”, “Tranche A Term Loan” or “Tranche A Term Loans” in the Credit Agreement shall be deemed to include the Additional Term Increase and other related terms will have correlative meanings mutatis mutandis.

Section 4.Amendments & Acknowledgment.

(a)    Each of the parties hereto agrees that, as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)	The first sentence of Section 2.18(g) of the Credit Agreement is hereby deleted in its entirety.

(ii)	Section 2.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 2.07. Repayment of Loans. On the Termination Date, each Borrower shall first repay to the Tranche A Term Lenders the aggregate principal amount of the Tranche A Term Loans then outstanding, (which shall include any PIK Interest that may have been added to the principal amount of the Tranche A Loans pursuant to this Agreement) and, after repayment in full in cash of the Tranche A Term Loans, the aggregate principal amount of the Tranche B Term Loans then outstanding (which shall include any PIK Interest that may have been added to the principal amount of the Tranche B Loans pursuant to this Agreement). On the date of any Permitted Disposition under clause (u) of the definition thereof, the Borrowers shall repay to the Agent for the Term Lenders an amount equal to the Net Proceeds of such Disposition, which Net Proceeds shall be applied first to any Tranche A Term Loans on a pro rata basis until repayment in full in cash of all Term Loans of such Class and, thereafter, to any Tranche B Term Loans on a pro rata basis; provided that, notwithstanding anything in this Agreement to the contrary, the Tranche A Lenders that are not Affiliates of JPP, LLC shall be deemed to reject their pro rata share of the first thirty-five million ($35,000,000) of such repayment and such amount shall be applied to repay Tranche A Lenders that are Affiliates of JPP, LLC.”

(b)    The undersigned Lenders hereby acknowledge that as of the Fourth Amendment Effective Date the Term Increase Conditions described in clauses (d) and (e) of the definition thereof have been satisfied.

Section 5.Use of Proceeds. The Borrowers may use the proceeds of the Additional Term Increase for any purpose permitted by the Credit Agreement.

Section 6.Request for Term Increase. By their execution of this Amendment, the Borrowers hereby deliver and the Agent hereby acknowledges receipt of this Amendment as the satisfaction of the requirement to give notice required to the Agent pursuant to Section 2.18(a) of the Credit Agreement.

Section 7.Release by Loan Parties. Each Loan Party hereby acknowledges and agrees that it has no actual knowledge of any defenses or claims against any Lender, the Agent, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, and that if such Loan Party now has, or ever did have, any defenses or claims with respect to the Obligations against any Lender, the Agent, any of their respective Affiliates or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of effectiveness of this Amendment, all of them are hereby expressly WAIVED, and each Loan Party hereby RELEASES each Lender, the Agent, each of their respective Affiliates and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

Section 8.Effectiveness. This Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) that each of the following conditions precedent has been fulfilled or waived as determined by the Agent:

(a)    This Amendment shall have been duly executed and delivered by Holdings, the Borrowers, the Guarantors, each of the Term Increase Lenders, each of the Lenders, and the Agent, and the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

(b)    The Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by an Authorized Officer of the signing Loan Party, each dated as of the Fourth Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Fourth Amendment Effective Date) and each in form and substance satisfactory to the Agent:

(i)
such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Loan Party as the Agent may reasonably require evidencing (A) the authority of each Loan Party to enter into this Amendment and the other documents or instruments executed or to be executed in connection with this Amendment to which such Loan Party is a party or is to be a party and (B) the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment and such other documents to which such Loan Party is a party or is to be a party (or, in the case of this clause (B), in the Agent’s discretion “no change” certifications);

(ii)
copies of each Loan Party’s organization or other governing documents and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing in its jurisdiction of organization and, with respect to each Loan Party granting a Mortgage, in good standing in each jurisdiction other than California where any Property owned by such Loan Party is located;

(iii)
an opinion of counsel from each of (a) Wachtell, Lipton, Rosen & Katz, as special New York counsel, (b) Morris, Nichols, Arsht & Tunnel LLP, as Delaware local counsel and (c) Dykema Gossett PLLC, as Illinois, Michigan and Texas local counsel, to Holdings, the Borrowers, and the other Loan Parties, or such other firms as may be reasonably acceptable to the Agent;

(iv)
a certificate signed by an Authorized Officer of Holdings and the Borrowers certifying (A) that the conditions specified in Section 4.02 of the Credit Agreement have been satisfied and (B) that the execution and delivery of this Amendment and the incurrence of the Loans, when incurred, will not conflict with, and the Liens on the Collateral granted pursuant to any Loan Document to secure the Loans are permitted by, the Material Documents;

(v)
results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the Collateral, except for Liens permitted by Section 6.02(a) of the Credit Agreement; and

(vi)	such other customary certificates, documents or consents as the Agent reasonably may require.

(c)    The conditions set forth in Section 4.02 of the Credit Agreement shall be satisfied.

(d)    Since January 30, 2017, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(e)    The Borrowers shall have paid all reasonable, documented, out-of-pocket fees and expenses of the Agent and the Lenders that have executed this Amendment.

Section 9.Representations and Warranties. By execution of this Amendment, each Loan Party certifies that:

(a)    no Default or Event of Default exists under the Credit Agreement or under any other Loan Document as of the date hereof;

(b)    all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof, immediately prior and after giving effect to the amendments pursuant to Section 4 hereof, except to the extent that (i) such representations or warranties are qualified by a materiality standard, in which case they are true and correct in all respects, and (ii) such representations or warranties expressly relate to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date, except to the extent that such representations or warranties are qualified by a materiality standard, in which case they are true and correct in all respects as of such earlier date);

(c)    the execution, delivery and performance by each Loan Party of this Amendment and the other documents executed in connection herewith, and the consummation of the transactions contemplated hereby or thereby, are within such Loan Party’s powers, have been duly authorized by all necessary organizational action, and (i) will not result in a breach of any of the terms and provisions of, or constitute a default under the Material Documents, and (ii) do not contravene (A) the charter or by-laws or other organizational or governing documents of such Loan Party or (B) law or any contractual restriction binding on or affecting any Loan Party, except, for purposes of this clause (ii)(B), to the extent such contravention would not reasonably be expected to have a Material Adverse Effect;

(d)    no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance of this Amendment and the other documents executed in connection herewith, and the consummation of the transactions contemplated hereby or thereby that has not already been obtained if the failure to obtain such authorization, approval or other action could reasonably be expected to result in a Material Adverse Effect; and

(e)    this Amendment has been duly executed and delivered by each Loan Party party hereto, constitutes the legal, valid and binding obligation of each Loan Party party hereto enforceable against such Loan Party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 10.Acknowledgement and Reaffirmation. This Amendment shall amend the Credit Agreement, but is not intended to, and shall not, constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Credit Agreement as amended hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered, as well as all Liens created, pursuant to or in connection with the Credit Agreement (as amended) shall remain in full force and effect, each in accordance with its terms (as amended). Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms as of the date hereof the covenants and agreements contained in this Amendment and each Loan Document to which it is a party, including in each case such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (c) agrees that this Amendment and all documents executed in connection herewith do no operate to reduce or discharge such Loan Party’s obligations under the Loan Documents, (d) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and secure the Secured Obligations (as defined under the Security Agreement), including those Obligations arising under the Credit Agreement and (e) agrees that neither this Amendment nor any other document executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents. Each Guarantor hereby confirms that its guarantee under the Credit Agreement remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of such guarantee. Agent hereby acknowledges and agrees that its obligations under each of (a) the Acknowledgement of License Agreement, dated as of the Effective Date, between the Agent the ABL Agent and (b) the Acknowledgement of License Agreement, dated as of the Effective Date, between the Agent and the administrative and collateral agent under the Existing Second Lien Credit Agreement remain in full force and effect.

Section 11.Liens Unimpaired. Neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any

Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens other than as contemplated by the Post-Closing Undertakings schedule to the Credit Agreement.

Section 12.Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
Section 13.Expenses. The Borrowers shall reimburse each of the Agent and the Lenders party hereto for all reasonable and documented out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

Section 14.Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 15.Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16.Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 17.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Remainder of page intentionally left blank; Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

SEARS HOLDINGS CORPORATION

By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

KMART CORPORATION

By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Chief Financial Officer

SEARS ROEBUCK ACCEPTANCE CORP.

By: /s/ Robert A. Riecker
Name: Robert A. Riecker
Title: Vice President, Finance

SEARS, ROEBUCK AND CO.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Chief Financial Officer

STI MERCHANDISING, INC.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     President

SEARS BRANDS, L.L.C.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Vice President

[Signature page to Amendment to Term Loan Credit Agreement]

A&E FACTORY SERVICE, LLC
A&E HOME DELIVERY, LLC
A&E LAWN & GARDEN, LLC
A&E SIGNATURE SERVICE, LLC
KMART OF MICHIGAN, INC.
KLC, INC.
PRIVATE BRANDS, LTD.
SEARS BRANDS MANAGEMENT CORPORATION
SEARS PROTECTION COMPANY
SEARS PROTECTION COMPANY (FLORIDA), L.L.C.
SEARS, ROEBUCK DE PUERTO RICO, INC.
SOE, INC.
STARWEST, LLC

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Vice President

SEARS HOME IMPROVEMENT PRODUCTS, INC.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     President

KMART HOLDING CORPORATION
KMART OPERATIONS LLC
SEARS OPERATIONS LLC
CALIFORNIA BUILDER APPLIANCES, INC.
FLORIDA BUILDER APPLIANCES, INC.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Chief Financial Officer

[Signature page to Amendment to Term Loan Credit Agreement]

KMART OF WASHINGTON LLC
KMART STORES OF ILLINOIS LLC
KMART STORES OF TEXAS LLC
MYGOFER LLC

By: Kmart Corporation, as Sole Member

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Chief Financial Officer

SEARS DEVELOPMENT CO.

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Vice President

KMART.COM LLC
By: BlueLight.com, Inc., as Sole Member

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Vice President of BlueLight.com, Inc., the Sole Member of Kmart.com LLC

SEARS HOLDINGS MANAGEMENT CORPORATION

By:    /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     President

SEARS BRANDS BUSINESS UNIT CORPORATION

By:     /s/ Robert A. Riecker
Name:     Robert A. Riecker
Title:     Vice President

[Signature page to Amendment to Term Loan Credit Agreement]

JPP, LLC, as Agent, as a Term Increase Lender and as a Lender

By:    /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Member

JPP II, LLC, as a Term Increase Lender and, as a Lender
By: RBS Partners, L.P., as Manager
By: ESL Investments, Inc., as General Partner

By:    /s/ Edward S. Lampert
Name: Edward S. Lampert
Title: Chairman and Chief Executive Officer

[Signature page to Amendment to Term Loan Credit Agreement]

Acknowledged and agreed:

CRS MASTER FUND, L.P.
CYRUS SPECIAL STRATEGIES MASTER FUND, LP
CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.
CYRUS OPPORTUNITIES MASTER FUND II, LTD.
CANARY SC MASTER FUND, L.P.
CRESCENT 1, L.P.
CYRUS 1740 MASTER FUND, LP, each as a Lender

By:	Cyrus Capital Partners, L.P., as Investment Manager

By:    /s/ Thomas Stametelos
Name: Thomas Stametelos
Title: Authorized Signatory

[Signature page to Amendment to Term Loan Credit Agreement]

SCHEDULE A TO AMENDMENT

Name of Term Increase Lender	Additional Term Increase Commitment

JPP, LLC	$11,069,000.00
JPP II, LLC	$28,931,000.00
Total	$40,000,000